EXHIBIT 4.12


                           NeoMedia Technologies, Inc.


                                  Exhibit 4.12

                    Form of Warrant to Compass Capital, Inc.



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                           WARRANT TO PURCHASE SHARES
                                 OF COMMON STOCK
                                       OF
                           NEOMEDIA TECHNOLOGIES, INC.

                       Warrant to Purchase 173,332 Shares
                   (subject to adjustment as set forth herein)

                         Exercise Price $8.85 Per Share
                   (subject to adjustment as set forth herein)

             VOID AFTER 11:59 P.M., EASTERN TIME, DECEMBER 11, 2002

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the "Act") OR REGISTERED OR QUALIFIED UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION FILED IN ACCORDANCE WITH THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

      NeoMedia Technologies, Inc. (the "Company") hereby certifies that, for value received, Compass Capital, Inc., Island Corporate Center, Suite 450, 7525 Southeast 24th Street, Mercer Island, Washington, 98119-4122 (the "Holder"), is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time at or before 11:59 p.m., Eastern time, on December 11, 2002, up to 173,332 Shares ("Share" in the singular and "Shares" in the plural) of the Company's $.01 par value common stock ("Common Stock") at a purchase price of $8.85 per Share (the "Exercise Price"). Neither this Warrant nor the Shares issuable upon exercise of this Warrant have been registered under the Act nor have they been registered or qualified under any other applicable federal or state securities laws. Accordingly, neither this Warrant nor the Shares issuable upon exercise of this Warrant may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement or qualification filed in accordance with the Act and applicable state securities laws or pursuant to an exemption from registration under the Act and applicable state securities laws.

      The number of the securities purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants issued in substitution for or replacement of this Warrant, or any warrants into which this Warrant may be divided or exchanged. The Shares purchasable upon the exercise of this Warrant are hereinafter referred to as "Warrant Securities."

      This Warrant may be assigned, transferred, sold or offered for sale by the Holder upon compliance with all the pertinent provisions hereof.

      1.   EXERCISE OF WARRANT.

      (a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or in part at any time, and from time to time, prior to 11:59 p.m., Eastern time, on December 11, 2002, by the Holder's presentation and surrender of this Warrant to the Company at its principal office accompanied by a duly executed Notice of Exercise, in the form attached to and by this reference incorporated in this Warrant as Exhibit A, and by payment of the aggregate Exercise Price, in certified funds or a bank cashier's check.

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This Warrant may only be exercised for the purchase of whole Shares. In the event this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

      (b) Upon receipt of this Warrant by the Company as described in subsection
(a) above, the Holder shall be deemed to be the holder of record of the Warrant Securities issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Warrant Securities may not have been prepared or actually delivered to the Holder.

      2.   EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.

      (a) This Warrant may be sold, transferred, assigned, pledged or hypothecated immediately in accordance with the provisions hereof. In addition, all sales, transfers, assignments or hypothecations of this Warrant must be in compliance with Section 6 hereof. Any assignment or transfer of this Warrant shall be made by the presentation and surrender of this Warrant to the Company at its principal office accompanied by a duly executed Assignment Form, in the form attached to and by this reference incorporated in this Warrant as Exhibit
B. Upon the presentation and surrender of these items to the Company, the Company shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant, in the name of the new Holder or Holders as named in the Assignment Form, and this Warrant shall at that time be canceled.

      (b) This Warrant, alone or with other Warrants containing substantially the same terms and conditions and owned by the same Holder, is exchangeable at the option of the Holder at any time prior to its expiration either by its terms or by its exercise in full upon presentation and surrender to the Company at its principal office for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Warrant Securities that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder also shall deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

      (c) The Company will execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, provided that (i) in the case of loss, theft, or destruction, the Company receives from the Holder an indemnification satisfactory to it, and (ii) in the case of mutilation, the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall

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constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed, or mutilated shall be enforceable by anyone at any time.

      3.   ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SECURITIES.

      The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Securities shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

           (a) The number of Warrant Securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

                  (i) In case the Company shall (A) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (B) subdivide or split its outstanding shares of Common Stock,
           (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (D) issue by reorganization, reclassification or recapitalization of its shares of Common Stock other securities of the Company, the number of Warrant Securities purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Securities or other securities of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (ii) In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in paragraph (i) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Securities thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Securities theretofore purchasable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in Section 3(a)(iii) hereof) on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (iii) For the purpose of any computation under Section 3(a)(iii) and Section 7 hereof, the current market price per share of Common Stock at any date shall be the average closing price of the Common Stock (if then traded in the over-the-counter market) or the average closing price of the Common Stock (if then traded on NASDAQ's National Market System or on a national securities exchange) for the five consecutive trading days ending the day prior to the date as of which such computation is made. If the Common Stock is not so listed or admitted to unlisted trading privileges and closing prices are not so reported, the current market price per share shall be determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                  (iv) No adjustment in the number of Warrant Securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Securities purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this Section 3(a)(iv) are not required to be made shall be carried

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           forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                  (v) Whenever the number of Warrant Securities purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of this Warrant in effect immediately prior to such adjustment, shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Securities purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number or Warrant Securities so purchasable immediately thereafter.

                  (vi) For the purpose of this Section 3(a), the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 3(a)(i) above, the Holders shall become entitled to purchase any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Securities contained in
           Section 3(a)(i) through Section 3(a)(v) inclusive, above, and the provisions of Sections 3(b) and 3(c) hereof, with respect to the Warrant Securities, shall apply on like terms to any such other shares.

      (b) Whenever the number of Warrant Securities purchasable upon the exercise of this Warrant or the Exercise Price of such Warrant Securities is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Securities purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Securities after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive of the correctness of such adjustment.

      (c) Except as provided in subsection (a), no adjustment in respect of any cash dividend shall be made during the term of this Warrant or upon its exercise.

      (d) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall agree that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities and property which such Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3(d) shall similarly apply to successive consolidations, mergers, sales or conveyances.

      (e) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, any certificate theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant.

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      4. NOTICE TO HOLDERS. If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

           (a) the Company shall declare a dividend or authorize any other distribution on its Common Stock; or

           (b) the Company shall authorize the granting to the shareholders of its Common Stock of rights to subscribe for or purchase any securities or any other similar rights; or

           (c) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

           (d ) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

           (e) any purchase, retirement or redemption by the Company of its Common Stock;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

           (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

           (ii) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

           (iii) if any matters referred to in the foregoing clauses (i) and
      (ii) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

      5. RESERVATION OF WARRANT SECURITIES. The Company hereby agrees that at all times prior to December 11, 2002, it will have authorized and will reserve and keep available for issuance and delivery to the Holder that number of shares of its Common Stock that may be required from time to time for issuance and delivery upon the exercise of the then unexercised portion of this Warrant.

      6.   TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

      (a) This Warrant, the Warrant Securities, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except with the express written approval of the Company and in compliance with all applicable state securities statutes.

      (b) The Company may cause the following legend, or its equivalent, to be set forth on each certificate representing the Warrant Securities, or any other security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined by the Act, for distribution to the public:

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      "The shares represented by this Certificate have not been registered under the Securities Act of 1933 ("the Act") and are 'restricted securities' as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

      7. FRACTIONAL SHARES. The Company shall not be required to issue fractional Warrant Securities on any exercise of this Warrant. The number of full Warrant Securities which shall be issuable upon the exercise of Warrants shall be computed on the basis of the aggregate number of Warrant Securities purchasable on exercise of the Warrant so presented. If any fraction of Warrant Securities would, except for the provisions of this Section 7, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then current market price per Common Share (as defined in Section 3(a)(iii) above) multiplied by such fraction.

      8. RIGHTS OF THE HOLDER. The Holder shall not be entitled to any rights as a shareholder in the Company by reason of this Warrant, either at law or equity, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceeding of the Company, except as specifically provided for herein.

      9. WARRANT SECURITIES TO BE FULLY PAID. The Company covenants that all Warrant Securities that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment in full of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

      10. NOTICES. All notices, certificates, requests, or other similar items provided for in this Warrant shall be in writing and shall be personally delivered or deposited in the United States mail, postage prepaid, addressed to the respective party as indicated in the portions of this Warrant preceding
Section 1. All notices shall be deemed to be delivered upon personal delivery or upon the expiration of three business days following deposit in the United States mail, postage prepaid. The addresses of the parties may be changed, and addresses of other Holders and holders of Warrant Securities may be specified, by written notice delivered pursuant to this Section 10. The Company's principal office shall be deemed to be the address provided pursuant to this Section for the delivery of notices to the Company.

      11. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida, without reference to its conflict of laws rules and principles, and courts and arbitration tribunals located in or near Fort Myers, Florida shall have exclusive jurisdiction over all disputes arising hereunder.

      12. ARBITRATION. The Company and the Holder, and by receipt of this Warrant or any Warrant Securities, all subsequent Holders or holders of Warrant Securities, agree to submit all controversies, claims, disputes and matters of difference with respect to this Warrant, including, without limitation, the application of this Section 12 to arbitration in Fort Myers, Florida, according to the rules and practices of the American Arbitration Association from time to time in force and if such arbitration can not be held in Fort Myers, Florida, then it shall be held in the location nearest to Fort Myers, Florida, where such arbitration may be maintained; provided, however, that if such rules and practices conflict with the applicable procedures of Florida courts of general jurisdiction or any other provisions of Florida law then in force, those Florida rules and provisions shall govern. This agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party. The parties agree to abide by all awards rendered in any such proceeding. These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in Florida. All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property. No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

      13.  MISCELLANEOUS PROVISIONS.

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      (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Securities and the exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Securities.

      (b) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought.

      (c) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

      (d) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

Dated as of December 11, 1997.

                                        NEOMEDIA TECHNOLOGIES, INC.

ATTEST:

By    ________________________          By  ________________________________
      William E. Fritz,                     Charles W. Fritz, President and
      Secretary                             Chief Executive Officer


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                                           EXHIBIT A
                                      NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase Shares pursuant to the Warrant.)

      The undersigned Holder of the Warrant hereby

           (a) irrevocably elects to exercise the Warrant to the extent of purchasing _______________ Shares;

           (b) makes payment in full of the aggregate Exercise Price for those Shares in the amount of $_________________ by the delivery of certified funds or a bank cashier's check in the amount of $_________________;

           (c) requests that certificates evidencing the securities underlying such Shares be issued in the name of the undersigned, or, if the name and address of some other person is specified below, in the name of such other person:
              _____________________________________________________
              _____________________________________________________
              _____________________________________________________
              Name and address of person OTHER than the undersigned in whose name Shares are to be registered)

           (d) requests, if the number of Shares purchased are not all the Shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address stated below.

Dated: ________________________     _________________________________________
                                                Signature

                                        (This signature must conform in all
                                        respects to the name of the Holder as
                                        specified on the face of the Warrant.)

__________________________              _____________________________________
Social Security Number                  Printed Name
or Employer ID Number

                                        Address:

                                        _____________________________________

                                        _____________________________________


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                                    EXHIBIT B
                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned, __________________________________, hereby sells, assigns and transfers unto:

Name: _____________________________________________________
             (Please type or print in block letters)

Address:   _______________________________________________
           _______________________________________________

the right to purchase _________________ Shares of NeoMedia Technologies, Inc. (the "Company") pursuant to the terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and
(ii) if there are rights to purchase Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant evidencing the right to purchase the number of Shares remaining after issuance and delivery of the Warrant to the above-named assignee. Except for the number of Shares purchasable, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Assignment Form, the undersigned hereby irrevocably constitutes and appoints as the undersigned's attorney-in-fact to transfer the Warrants and the rights thereunder on the books of the Company with full power of substitution for these purposes.

Dated: ________________________     __________________________________________
                                                     Signature

                                        (This signature must conform in all
                                        respects to the name of the Holder as
                                        specified on the face of the Warrant.)

_______________________________         ______________________________________
Social Security Number                  Printed Name
or Employer ID Number

                                        Address:

                                        ______________________________________

                                        ______________________________________


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